Exhibit 99.1

Bruker Appoints Philip Ma to its Board of Directors

BILLERICA, Massachusetts, March 16, 2022 (BUSINESS WIRE) – Bruker Corporation (Nasdaq: BRKR) today announced that its Board of Directors has appointed Philip Ma, Ph.D. to serve on its board, effective as of April 1, 2022.

Dr. Philip Ma is Chief Executive Officer, President, and Founder of PrognomiQ	Dr. Ma is Chief Executive Officer, founder, and a director of PrognomiQ, a privately held healthcare company that is developing next-generation, transformative multiomics products to enable early cancer detection and cancer treatment selection and monitoring assays. Before PrognomiQ, Dr. Ma was Chief Business Officer, President, and co-founder of proteomics company Seer. Prior to this, he was Vice President for Digital Health Technologies and Data Sciences at Biogen. Before joining Biogen, Dr. Ma was Senior Partner at McKinsey & Company, where he served global leaders in the pharmaceutical and biotech sectors, leading the West Coast Healthcare Practice and global Personalized Medicine practice. Dr. Ma was a macromolecular crystallographer at the Massachusetts Institute of Technology, where he earned his Ph.D. in biology. Philip also has an A.B. degree in biochemistry from Harvard University, and a M.Phil in economics from Oxford University, where he was a Rhodes Scholar.

“We are very pleased to welcome Philip to the Bruker board. Philip brings a wealth of experience in life science, multiomics technology, cancer biomarker diagnostics, and the global biopharma business, including his recent experience as co-founder of two very innovative companies. Philip also has deep insights into molecular biology, proteomics, and the latest in big data software and artificial intelligence/deep learning applications,” said Frank H. Laukien, Bruker’s Chairman, President, and CEO. “The addition of Philip to our board is timely as we continue to advance our Project Accelerate 2.0 initiatives in multiomics life science and clinical research tools. Philip shares our ‘innovation with integrity’ entrepreneurial culture, and our goals to serve life science and medical research customers with differentiated, high-value systems and solutions, to enhance value for all of Bruker’s stakeholders.”

“I am excited about joining Bruker’s board at this important time in the company’s development. The future of life sciences research increasingly focuses on probing more deeply into the interplay of proteins, nucleic acids, and metabolites in a systems biology view of key mechanisms, including that of disease. The research and diagnostic products that Bruker provides today, and which it is developing, will greatly enable this vision of research and health care. I look forward to working with Frank and the Bruker team to plan and work towards this exciting future,” commented Dr. Ma.

About Bruker Corporation

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular, and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity, and customer success in life science molecular and cell biology research, in applied and pharma applications, in microscopy and nanoanalysis, as well as in industrial applications. Bruker offers differentiated, high-value life science and diagnostics systems, and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit: www.bruker.com.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, those risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2021, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

# # #

Contact:

Justin Ward, Senior Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663–3660

E: Investor.Relations@bruker.com